Exhibit 3.2
AMENDED AND RESTATED
BY-LAWS
OF
OM GROUP, INC.

As Adopted by the Stockholders
October 7, 1993, and
Further Amended by the Directors
on August 8, 2006 and on
November 6, 2007

AMENDED AND RESTATED
BY-LAWS
OF
OM GROUP, INC.
ARTICLE I
OFFICES
     The Corporation may have such office(s) at such place(s), both within and outside the State of Delaware, as the Board of Directors from time to time determines or as the business of the Corporation from time to time requires.
ARTICLE II
MEETINGS OF THE STOCKHOLDERS
     Section 1. Annual Meetings. Annual meetings of stockholders shall be held each year on such date and at such time and place (within or outside the State of Delaware), if any, as is designated from time to time by the Board of Directors or, in the absence of a designation by the Board of Directors, the Chairman of the Board, the President or the Secretary, and stated in the notice of the meeting. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that meetings of stockholders shall not be held at any place, but may instead be held by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt from time to time. The Board of Directors may postpone and reschedule any previously scheduled annual meeting of stockholders. At each annual meeting, the stockholders shall elect by a plurality vote directors to succeed those directors whose terms of office are then expiring and shall transact such other business as may properly be brought before the meeting in accordance with Article II, Section 5 of these By-Laws.
     Section 2. Special Meeting. Unless otherwise prescribed by law, the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or these By-Laws, special meetings of stockholders for any purpose or purposes may be called by the Chairman of the Board, if any, or by the President or Secretary upon the written request of a majority of the total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”). Requests for special meetings shall state the purpose or purposes of the proposed meeting. The Board of Directors may postpone and reschedule any previously scheduled special meeting of stockholders. At each special meeting, the stockholders shall transact such business as may properly be brought before the meeting in accordance with Article II, Section 5 of these By-Laws. Special meetings of the holders of the outstanding shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Corporation may be called in the manner and for the purposes provided in the resolution or resolutions providing for the issue of any series of Preferred Stock and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series adopted by the Board of Directors (a “Preferred Stock Designation”) pursuant to Article Fourth of the Certificate of Incorporation.

     Section 3. Notices of Annual and Special Meetings. Except as otherwise provided by law, the Certificate of Incorporation, any Preferred Stock Designation or these By-Laws, written notice of any annual or special meeting of stockholders shall state the place, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, date and time thereof, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and shall be given to each stockholder of record entitled to vote at such meeting not less than ten days nor more than 60 days prior to the date of the meeting.
     Section 4. List of Stockholders. At least ten days before every meeting of stockholders, the officer or transfer agent in charge of the stock transfer books of the Corporation shall prepare and make a complete alphabetical list of stockholders entitled to vote at such meeting, which list shows the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to examination by any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
     Section 5. Presiding Officers; Order of Business.
          (a) The Chairman of the Board, if any, or such other officer of the Corporation designated by the Board of Directors, shall call meetings of stockholders to order and act as chairperson thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the chairperson of a meeting of stockholders will also have the authority in his or her sole discretion to regulate the conduct of such meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) that may attend such meeting, by ascertaining whether any stockholder or any stockholder’s proxy may be excluded from such meeting based upon any determination by the chairperson of the meeting, in his or her sole discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at such meeting. The secretary of a meeting of stockholders shall be the Secretary of the Corporation, or, if the Secretary is not present, an Assistant Secretary, or, if an Assistant Secretary is not present, such person as may be chosen by the Board of Directors, or, if none, by such person who is chosen by the chairperson of such meeting.
          (b) The following order of business, unless otherwise ordered at the meeting by the chairperson thereof, shall be observed as far as practicable and consistent with the purposes of the meeting:
          (1) Call of the meeting to order.
          (2) Presentation of proof of mailing of notice of the meeting and, if the meeting is a special meeting, the call thereof.
          (3) Presentation of proxies.
          (4) Determination and announcement that a quorum is present.
          (5) Reading and approval (or waiver thereof) of the minutes of the previous meeting of stockholders.
          (6) Reports, if any, of officers.
          (7) Election of directors, if the meeting is an annual meeting or a meeting called for such purpose.
          (8) Consideration of the specific purpose or purposes for which the meeting has been called (other than the election of directors).
          (9) Transaction of such other business as is properly brought before the meeting.
          (10) Adjournment.
          (c) To be properly brought before an annual meeting, business shall be (i) specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Article II, Section 3 of these By-Laws, (ii) otherwise properly brought before the annual meeting by the chairperson of the annual meeting or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with Article II, Section 5(d) of these By-Laws.
          (d) For business to be properly requested to be brought before an annual meeting by a stockholder (i) the stockholder shall be a stockholder of record of the Corporation at the time of the giving of the notice for such annual meeting provided for in these By-Laws, (ii) the stockholder shall be entitled to vote at such annual meeting, (iii) the stockholder shall have given timely notice thereof in writing to the Secretary and (iv) if the stockholder, or the beneficial owner on whose behalf any business is brought before the annual meeting, has provided the Corporation with a Proposal Solicitation Notice (as defined below), such stockholder or beneficial owner shall have delivered a proxy statement and form of proxy to the holders of at least the percentage of shares of the Corporation entitled to vote that is required to approve such business that the stockholder proposes to bring before the annual meeting and included in such materials the Proposal Solicitation Notice. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the date on which the

Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely shall be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such annual meeting is first made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and series and number of shares of capital stock of the Corporation that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between or among such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (E) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to the holders of at least the percentage of shares of the Corporation entitled to vote that is required to approve the proposal (an affirmative statement of such intent, a “Proposal Solicitation Notice”), and (F) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting. Notwithstanding the foregoing provisions of this Article II, Section 5(d) of these By-Laws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”) with respect to the matters set forth in this Article II, Section 5(d) of these By-Laws. For purposes of this Article II, Section 5(d) of these By-Laws and Article III, Section 3 of these By-Laws, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or furnished by the Corporation to stockholders. Nothing in this Article II, Section 5(d) of these By-Laws will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
          (e) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the special meeting. To be properly brought before a special meeting, business shall be (i) specified in the notice of the special meeting (or any supplement thereto) given in accordance with these By-Laws or (ii) otherwise properly brought before the special meeting by the chairperson of the special meeting or by or at the direction of a majority of the Whole Board.
          (f) The determination of whether any business sought to be brought before any annual or special meeting of stockholders is properly brought before such meeting in accordance with Article II, Section 5 of these By-Laws will be made by the chairperson of such meeting. If the chairperson of such meeting determines that any business is not properly brought before such meeting, the chairperson will so declare to the meeting and any such business will not be conducted or considered.

     Section 6. Quorum; Adjournments.
          (a) Except as otherwise provided by law, the Certificate of Incorporation, any Preferred Stock Designation or these By-Laws, the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at any meeting of stockholders present in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at such meeting of stockholders.
          (b) If a quorum is not present in person or by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place, if any, of the adjourned meeting and the means of remote communication, if any, by which stockholders may be deemed to be present in person or by proxy at such meeting, are announced at the meeting at which the adjournment is taken, until a quorum is present in person or by proxy.
          (c) Any business which might have been transacted at a meeting as originally called may be transacted at any meeting held after adjournment as provided in this Article II, Section 6 at which reconvened meeting a quorum is present in person or by proxy. Anything in Article II, Section 6(c) to the contrary notwithstanding, if an adjournment is for more than 30 days, or, if after an adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting stating the time and place, if any, of the adjourned meeting and the means of remote communication, if any, by which stockholders may be deemed to be present in person or by proxy at such meeting, shall be given to each stockholder of record entitled to vote thereat.
     Section 7. Voting.
          (a) At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law, the Certificate of Incorporation or any Preferred Stock Designation, each stockholder of record shall be entitled to one vote (on each matter submitted to a vote) for each share of capital stock registered in his, her or its name on the books of the Corporation as of the applicable record date for such vote.
          (b) All elections of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation or any Preferred Stock Designation. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission; provided that any such electronic transmission shall either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.
          (c) Except as otherwise provided by law, the Certificate of Incorporation, Preferred Stock Designation, these By-Laws or the applicable standards of the New York Stock Exchange (the “NYSE”) or any other exchange or quotation service on which the Corporation’s shares are listed or quoted, all elections of directors and all other matters that may properly be presented for a vote of stockholders shall be determined by a vote of the holders of a majority of the shares present in person or represented by proxy and voting on such other matters.
     Section 8. No Action by Written Consent. As provided in Article Ninth of the Certificate of Incorporation, no action which is required or permitted to be taken at any meeting of stockholders may be taken by written consent of stockholders in lieu of a meeting.
ARTICLE III
DIRECTORS
     Section 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all powers of the Corporation and perform or authorize the performance of all lawful acts and things which are not by law, the Certificate of Incorporation or these By-Laws directed or required to be exercised or performed by stockholders.
     Section 2. Number and Classification of Directors. Subject to the rights, if any, of any series of Preferred Stock then outstanding, (a) the number of directors of the Corporation shall be not less than three nor more than 15, as fixed from time to time by the Board of Directors (provided that no reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director), (b) the Directors (other than those who may be elected by the holders of any series of the Preferred Stock) shall be divided into three classes as nearly equal in number as the then total number of directors constituting the Whole Board permits, with the term of office of one class expiring each year; and (c) at each annual meeting of stockholders, the directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.
     Section 3. Nominations. (a) Subject to the rights of any holder of any series of Preferred Stock then outstanding, only persons who are nominated in accordance with this Article III, Section 3 shall be eligible for election as directors.
          (b) Nominations of persons for election as directors of the Corporation may be made only at an annual meeting of stockholders (i) by or at the direction of the Board of Directors or by any committee or person appointed by the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Article III, Section 3 and is entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 3. Any nomination made pursuant to clause (i) of the preceding sentence shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation.
          (c) To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely shall be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.
          (d) To be in proper written form, such stockholder’s notice shall set forth or include (i) the name and address, as they appear on the Corporation’s books, of the stockholder giving the notice, and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; (vi) the signed consent of each nominee to serve as a Director of the Corporation if so elected; (vii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Corporation entitled to vote required to elect such nominee or nominees (an affirmative statement of such intent, a “Nomination Solicitation Notice”); and (viii) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director. The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article III, Section 3, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Article III, Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Article III, Section 3.
     Section 4. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.
     Section 5. Vacancies. Subject to the rights of any holder of any series of Preferred Stock then outstanding, vacancies and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and each director so chosen shall hold office until the next annual meeting of stockholders or until his or her successor has been elected and qualified. When one or more directors shall resign from the Board, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next annual meeting of stockholders or until his or her successor has been elected and has qualified.
     Section 6. Place of Meetings. The Board of Directors may hold both regular and special meetings either within or outside the State of Delaware, at such place as the Board of Directors from time to time deems advisable.

     Section 7. Annual Organizational Meeting. The annual organizational meeting of the Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice to the newly elected directors of such meeting shall be necessary for such meeting to be lawful, provided a quorum is present thereat.
     Section 8. Regular Meetings. Additional regular meetings of the Board of Directors may be held without notice, at such time and place as from time to time may be determined by the Board of Directors.
     Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Lead Director, the President or a majority of the Whole Board, upon one day’s notice to each director. Special meetings of the Board of Directors may be held at such time and place either within or without the State of Delaware as may be determined by the Board or specified in the notice of any such special meeting.
     Section 10. Quorum; Adjournments. A majority of the directors then in office shall constitute a quorum for the transaction of business at a meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may otherwise specifically be provided by law, the Certificate of Incorporation or these By-Laws. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
     Section 11. Compensation. Directors shall be entitled to such compensation for their services as directors as from time to time may be fixed by the Board of Directors and in any event shall be entitled to reimbursement of all reasonable expenses incurred by them in attending directors’ meetings. Any director may waive compensation for any meeting.
     Section 12. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board of Directors. Such filing will be in paper form if the minutes are maintained in paper form and will be in electronic form if the minutes are maintained in electronic form.
     Section 13. Participation in Meetings by Remote Communications. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.
ARTICLE IV
COMMITTEES
     Section 1. Executive Committee.
          (a) By resolution duly adopted by a majority of the Whole Board, the Board of

Directors may designate two or more directors to constitute an Executive Committee. One of such directors shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his or her term as a director, or until his or her earlier resignation from the Executive Committee, in either case unless sooner removed as a member of the Executive Committee or as a director by any means authorized by these By-Laws.
          (b) The Executive Committee shall have and may exercise all of the right, powers and authority of the Board of Directors, except as expressly limited by applicable law.
          (c) The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by its rules. The Chairman of the Executive Committee, or, in the absence of a Chairman, a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee, and another member thereof chosen by the Executive Committee shall act as Secretary. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of the Executive Committee. The Executive Committee shall keep minutes of its meetings and deliver such minutes to the Board of Directors.
     Section 2. Other Committees. The Board of Directors, by resolution duly adopted by a majority of the Whole Board, may appoint such other committee or committees as it shall deem advisable and with such limited authority as the Board of Directors shall from time to time determine and in accordance with applicable law.
     Section 3. Other Provisions Regarding Committees.
          (a) The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or discharge any committee.
          (b) Members of any committee shall be entitled to such compensation for services as such as from time to time may be fixed by the Board of Directors and in any event shall be entitled to reimbursement of all reasonable expenses incurred in attending committee meetings. Any member of a committee may waive compensation for any meeting.
          (c) Unless prohibited by law or the Certificate of Incorporation, the provisions of Article III, Section 12, (“Action by Written Consent”) and Section 13 (“Participation in Meetings by Remote Communications”) shall apply to all committees from time to time created by the Board of Directors.

ARTICLE V
OFFICERS
     Section 1. Positions. The officers of the Corporation shall be appointed by the Board of Directors and shall consist of a President and a Secretary. The Board of Directors also may choose a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and/or Assistant Treasurers and such other officers and/or agents as the Board from time to time deems necessary or appropriate. The Board of Directors may delegate to the President of the Corporation the authority to appoint any officer or agent of the Corporation and to fill a vacancy other than the Chairman of the Board, President, Secretary or Treasurer. The election or appointment of any officer of the Corporation in itself shall not create contract rights for any such officer. All officers of the Corporation shall exercise such powers and perform such duties as from time to time shall be determined by the Board of Directors. Unless otherwise provided in the Certificate of Incorporation, any number of offices may be held by the same person.
     Section 2. Term of Office; Removal. Each officer of the Corporation shall hold office at the pleasure of the Board and any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office, provided that any officer appointed by the President pursuant to authority delegated to the President by the Board of Directors may be removed, with or without cause, at any time whenever the President in his or her absolute discretion shall consider that the best interests of the Corporation shall be served by such removal. Removal of an officer by the Board or by the President, as the case may be, shall not prejudice the contract rights, if any, of the person so removed. Vacancies (however caused) in any office may be filled for the unexpired portion of the term by the Board of Directors (or by the President in the case of a vacancy occurring in an office to which the President has been delegated the authority to make appointments).
     Section 3. Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he also receives from the Corporation compensation in any other capacity.
     Section 4. Chairman of the Board. The Chairman of the Board, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as from time to time may be assigned to him or her by the Board. The Chairman of the Board may also serve as the Chief Executive Officer of the Corporation if the independent members of the Board of Directors have elected a lead independent director.
     Section 5. President. The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general supervision of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, the President shall perform all duties incident to the office of President of a stock corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the

Corporation may hold securities. At any such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses and has the power to exercise. The Board of Directors from time to time may confer like powers upon any other person or persons.
     Section 6. Vice Presidents. In the absence or disability of the President, the Vice President, if any (or in the event there is more than one, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, in the order of their election), shall perform the duties and exercise the powers of the President. The Vice President(s) also generally shall assist the President and shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.
     Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and of stockholders and shall record all votes and the proceedings of all meetings. The Secretary also shall perform like duties for the Executive Committee or other committees, if required by any such committee. The Secretary shall give (or cause to be given) notice of all meetings of stockholders and all special meetings of the Board of Directors and shall perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or the President. The Secretary shall have custody of the seal of the Corporation, shall have authority (as shall any Assistant Secretary) to affix the same to any instrument requiring it, and to attest the seal by his or her signature. The Board of Directors may give general authority to officers other than the Secretary or any Assistant Secretary to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.
     Section 8. Assistant Secretary. The Assistant Secretary, if any (or in the event there is more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of any designation, in the order of their election), in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Secretary or Secretaries shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.
     Section 9. Treasurer. The Treasurer, if any, shall have the custody of the corporate funds, securities, other similar valuable effects, and evidences of indebtedness, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as from time to time may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation in such manner as may be ordered by the Board of Directors from time to time and shall render to the Chairman of the Board, the President and the Board of Directors, at regular meetings of the Board or whenever any of them may so require, an account of all transactions and of the financial condition of the Corporation.
     Section 10. Assistant Treasurer. The Assistant Treasurer, if any (or in the event there is more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, in the order of their election), in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer. The Assistant Treasurer(s) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

ARTICLE VI
NOTICES
     Section 1. Form; Delivery. Any notice required or permitted to be given to any director, officer, stockholder or committee member shall be given in writing, either personally, by overnight courier or mail with postage prepaid, addressed to the recipient at his or her address as it appears in the records of the Corporation. Personally delivered notices shall be deemed to be given at the time they are delivered at the address of the named recipient as it appears in the records of the Corporation, and notices sent by overnight courier or mail shall be deemed to be given at the time they are deposited with such courier or in the United States mail, as applicable. Notice to directors may also be given by telephone, facsimile, electronic transmission or similar medium of communication or as otherwise may be permitted by these By-Laws.
     Section 2. Waiver; Effect of Attendance. Whenever any notice is required to be given by law, the Certificate of Incorporation or these By-Laws, a written waiver signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be the equivalent of the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.
ARTICLE VII
INDEMNIFICATION AND EXCULPATION;
TRANSACTIONS BETWEEN AFFILIATED PERSONS
     Section 1. Indemnification and Exculpation. As provided in Article Seventh of the Certificate of Incorporation, the Corporation shall indemnify each of the individuals who may be indemnified to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as it may be amended from time to time (“Section 145”), (i) in each and every situation where the Corporation is obligated to make such indemnification pursuant to Section 145, and (ii) in each and every situation where, under Section 145, the Corporation is not obligated, but is permitted or empowered, to make such indemnification. The Corporation shall promptly make or cause to be made any determination which Section 145 requires.
     Section 2. Common or Interested Officers and Directors. (a) The officers and directors shall exercise their powers and duties in good faith and with a view to the best interests of the Corporation. No contract or other transaction between the Corporation and one or more of its officers or directors, or between the Corporation and any corporation, firm, association or other entity in which one or more of the officers or directors of the Corporation are officers or directors, or are pecuniarily or otherwise interested, shall be either void or voidable solely because of such common directorate, officership or interest, solely because such officers or directors are present at or participate in the meeting of the Board of Directors or any committee thereof which authorizes, approves or ratifies the contract or transaction, or solely because his, her or their votes are counted for such purpose, if (unless otherwise prohibited by law) any of the conditions specified in the following paragraphs exist:

          (i) the material facts of the common directorate or interest or contract or transaction are disclosed or known to the Board of Directors or committee thereof and the Board or committee authorizes or ratifies such contract or transaction in good faith by the affirmative vote of a majority of the disinterested directors, even though the number of such disinterested directors may be less than a quorum; or
          (ii) the material facts of the common directorate or interest or contract or transaction are disclosed or known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
          (iii) the contract or transaction is fair and commercially reasonable to the Corporation at the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders, as the case may be.
          (b) Common or interested directors may be counted in determining whether a quorum is present at any meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies any contract or transaction, and may vote thereat to authorize any contract or transaction with like force and effect as if he, she or they were not such officers or directors of such other corporation or were not so interested.
ARTICLE VIII
STOCK CERTIFICATES
     Section 1. Form; Signatures. Subject to Article VIII, Section 6 of these By-Laws, the shares of capital stock of the Corporation shall be represented by certificates and each stockholder who has fully paid for any stock of the Corporation shall be entitled to receive a certificate representing such shares, which certificate shall be signed by the Chairman of the Board (if any) or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Signatures on the certificate may be facsimile, in the manner prescribed by law. Each certificate shall exhibit on its face the number and class (and series, if any) of the shares it represents. Each certificate also shall state upon its face the name of the person to whom it is issued and that the Corporation is organized under the laws of the State of Delaware. Each certificate may (but need not) be sealed with the seal of the Corporation or facsimile thereof. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, transfer agent or registrar before the certificate is issued, the certificate nevertheless may be issued by the Corporation with the same effect as if such person were such officer at the date of issue of the certificate. All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions shall have imprinted thereon a notation of such restrictions.
     Section 2. Registration of Transfer. Subject to Article VIII, Section 6 of these By-Laws, upon surrender to the Corporation or to any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation, or its transfer agent, shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books.
     Section 3. Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions (to the extent otherwise distributable or distributed), to vote (in the case of voting stock) as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person. The Corporation (or its transfer agent) shall not be required to send notices or dividends to a name or address other than the name or address of stockholders appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), unless any such stockholder shall have notified the Corporation (or the transfer agent or registrar, if any), in writing, of another name or address at least ten days prior to the mailing of such notice or dividend.
     Section 4. Record Date. In order that the Corporation may determine the stockholders of record who are entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution, or allotment of any rights, or (iii) to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors, in advance, may fix a date as the record date for any such determination. Such date shall not be more than 60 days nor less than ten days before the date of such meeting, nor more than 60 days prior to the date of any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting taken pursuant to Article II, Section 6; provided, however, that the Board of Directors, in its discretion, may fix a new record date for the adjourned meeting.
     Section 5. Lost, Stolen or Destroyed Certificate. The Corporation may issue a new certificate in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Corporation may require as a condition precedent to issuance that the owner of such lost, stolen or destroyed certificate, or his or her legal representative, give the Corporation a bond in such sum, or other security in such form, as the Corporation may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.
     Section 6. Electronic Securities System. Notwithstanding the provisions of Article VIII, Sections 1 and 2, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.
ARTICLE IX
GENERAL PROVISIONS
     Section 1. Dividends. Subject to the provisions of applicable law and the Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation’s capital stock.
     Section 2. Reserves. The Board of Directors, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish or vary such fund or funds.
     Section 3. Fiscal Year. The fiscal year of the Corporation shall begin January 1.
     Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware.”
     Section 5. Amendment of the By-Laws. As provided in Article Sixth of the Certificate of Incorporation, to the extent not prohibited by law, the Board of Directors shall have the power to make, alter and repeal these By-Laws, and to adopt new by-laws, in all cases by an affirmative vote of a majority of the Whole Board, provided that notice of the proposal to make, alter or repeal these By-Laws, or to adopt new by-laws, is included in the notice of the meeting of the Board of Directors at which such action takes place. These By-Laws may be amended or repealed at any meeting of stockholders called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal; provided, however, that the provisions of Article II, Section 5 or 8, Article III, Sections 1, 2, 3, 4 or 5, Article VII and this Article IX, Section 5, may not be amended, modified, superseded or repealed, and no amendment to these By-Laws which is inconsistent therewith may be adopted, without the affirmative vote of the holders of record of shares entitling them to exercise at least 75% of the voting power of the Corporation on such proposal.